EXHIBIT 99.1

Press Release

For immediate release: February 26, 2010

SOURCE: MidCarolina Financial Corporation

Contacts:	Charles T. Canaday, Jr.	Chris Redcay
	President and CEO	Sr Vice President and CFO
	336-538-1600	336-538-1600

Source:     MidCarolina Financial Corporation

MidCarolina Financial Corporation Announces 4th Quarter Results

BURLINGTON, N.C., /PRNewswire-FirstCall/ — MidCarolina Financial Corporation (OTC Bulletin Board: MCFI—News) today reported total assets of $541.0 million at December 31, 2009, reflecting a slight increase from total assets reported at December 31, 2008. Total loans, net of mortgage loans held-for-sale, were $438.1 million at December 31, 2009, an increase of $3.4 million from levels a year ago. Deposit totals at the end of the year were $465.0 million, a decrease of $2.9 million when compared to 2008 year-end balances.

For the twelve month period ended December 31, 2009, net income available to common shareholders was $2.0 million, compared to $3.3 million reported for the same period in 2008. Diluted earnings per common share were $0.40 for the twelve months of 2009, compared to $0.66 for the twelve months ended December 31, 2008.

MidCarolina reported net income available to common shareholders of $167,000 for the quarter ended December 31, 2009, compared to $345,000 reported for the fourth quarter of 2008. Diluted earnings per common share were $0.03 for the fourth quarter of 2009, compared to $0.07 in 2008.

Commenting on these results, Charles T. Canaday, Jr., President and CEO, said, “While 2009 has been a challenging year for the financial services industry, we have remained profitable in each quarter of 2009. As a conservative reflection of the economic uncertainty confronting our markets, our fourth quarter 2009 provision for loan losses (a non-cash charge to earnings) was $1.1 million above the level of the provision for the fourth quarter of 2008. For the twelve months ended December 31, 2009, we increased our provision for loan losses from $1.7 million to $4.5 million. This increase of $2.8 million is noteworthy, as it significantly exceeded our reduction in earnings of $1.3 million for the year. In addition to closely managing the Bank’s loan quality, our continued efforts to expand our customer base is meeting with success as commercial and retail businesses continue to choose MidCarolina as their financial partner.”

MidCarolina Bank provides a complete line of banking services to individuals and businesses through its six full-service banking offices and two limited-service offices located in the cities of Burlington, Graham Greensboro and Mebane, North Carolina. MidCarolina Bank, a wholly owned subsidiary of MidCarolina Financial Corporation, also provides the Bank’s markets with access to personalized full brokerage services through a separate registered broker dealer for stocks, bonds and mutual funds and an array of insurance products.

MidCarolina Bank’s deposits are insured by the FDIC, and it is an equal housing lender and an equal opportunity employer.

Disclaimer Regarding “Forward Looking Statements”

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov or through our Internet website at www.midcarolinabank.com. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to: (a) pressures on the earnings, capital and liquidity of financial institutions resulting from current and future conditions in the credit and capital markets and the banking system in general, (b) the financial success or changing strategies of our customers,(c) actions of government regulators and changes in laws, regulations or accounting standards that adversely affect our business, (d) changes in the interest rate environment or the level of market interest rates that reduce our net interest margins and/or the volumes and values of loans we make and securities we hold, and (e) changes in general economic conditions and real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although we believe that the expectations reflected in the forward-looking statements are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

PERFORMANCE SUMMARY

MIDCAROLINA FINANCIAL CORPORATION

(Dollars in thousands, except per share and share data)

	For the Three Months Ended December 31,
	2009	2008	%
	(Unaudited)	(Unaudited)	Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$6,796	$7,238	-6.1%
Interest expense	2,294	3,601	-36.3%

Net interest income	4,502	3,637	23.8%

Provision for loan losses	1,570	510	207.8%

Net interest income after provision for loan losses	2,932	3,127	-6.2%

Noninterest income	728	567	28.4%
Impairment of investment securities	(18)	(490)	-96.3%

Noninterest expense	3,424	2,601	31.6%

Income before income tax expense	218	603	-63.9%
Provision for income taxes	(53)	154	-134.4%

Net income	271	449	-39.6%
Dividends on preferred stock	(104)	(104)	0.0%

Net income available to common shareholders	$167	$345	-51.6%

PER SHARE DATA
Earnings per common share, basic	$0.03	$0.07	-57.1%
Earnings per common share, diluted	0.03	0.07	-57.1%

Shares outstanding, basic	4,927,828	4,926,425
Shares outstanding, diluted	4,928,091	4,926,425

	For the Twelve Months Ended December 31,
	2009	2008	%
	(Unaudited)	(Audited)	Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$27,583	$29,616	-6.9%
Interest expense	10,440	15,294	-31.7%

Net interest income	17,143	14,322	19.7%
Provision for loan losses	4,455	1,665	167.6%

Net interest income after provision for loan losses	12,688	12,657	0.2%

Noninterest income	2,935	2,710	8.3%
Impairment of investment securities	(148)	(490)	-69.8%

Noninterest expense	12,281	9,462	29.8%

Income before income tax expense	3,194	5,415	-41.0%
Provision for income taxes	818	1,741	-53.0%

Net income	2,376	3,674	-35.3%
Dividends on preferred stock	(417)	(417)	0.0%

Net income available to common shareholders	$1,959	$3,257	-39.9%

PER SHARE DATA
Earnings per common share, basic	$0.40	$0.66
Earnings per common share, diluted	0.40	0.66
Shares outstanding, basic	4,927,828	4,915,350
Shares outstanding, diluted	4,930,310	4,932,402

	For the Twelve Months Ended December 31,
	2009	2008
	(Unaudited)	(Audited)

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	0.43%	0.73%
Return on average common equity	5.80%	10.50%
Net yield on average earning assets	3.27%	2.94%
Allowance for loan losses as a percentage of total loans, end of period	1.67%	1.30%
Non-performing assets as a percentage of total assets, end of period	1.89%	0.88%
Ratio of net charge-offs to average loans outstanding	0.63%	0.12%
Total risk based capital ratio	11.93%	11.19%
Total tier 1 risk based capital ratio	10.67%	9.97%
Leverage ratio	8.79%	8.68%
Equity to assets ratio	7.43%	6.87%

	As of December 31,
	2009	2008	%
	(Unaudited)	(Audited)	Change
SELECTED BALANCE SHEET DATA
End of period balances
Total loans, net of mortgages held-for-sale	$438,087	$434,662	0.8%
Allowance for loan losses	7,307	5,632	29.7%
Loans, net of allowance for loan losses	430,780	429,030	0.4%
Securities, available for sale	70,719	71,124	-0.6%
Total Assets	541,004	540,847	0.0%

Deposits:
Noninterest-bearing deposits	41,655	43,104	-3.4%
Interest-bearing demand and savings	153,105	84,093	82.1%
CD’s and other time deposits	270,260	340,751	-20.7%
Total deposits	465,020	467,948	-0.6%
Short term debt	520	—
Long term debt	33,764	33,764	0.0%
Total interest-bearing liabilities	457,649	458,608	-0.2%
Shareholders’ common equity	35,366	32,377	9.2%
Shareholders’ preferred equity	4,819	4,819	0.0%
Shareholders’ equity	40,185	37,196	8.0%